EXHIBIT 99.1

Tandy Brands Provides Update on Current Events

  Provides Update on Results Achieved from March 18th Restructuring Plan
  Announces New Credit Facilities

DALLAS, July 26, 2013 (GLOBE NEWSWIRE) -- Tandy Brands Accessories, Inc. (Nasdaq:TBAC) today provided an update on the results achieved from its restructuring plan announced March 18th and announced the execution of new credit facilities.

"We learned some tough lessons in fiscal year 2013. Today we are pleased to announce that we have not only executed our previously announced restructuring plans, but we have also finalized a new capital structure, both of which we expect will improve our competitive and financial position as we begin fiscal 2014," said Rod McGeachy, President and Chief Executive Officer. "Furthermore, I am pleased that we were able to accomplish this with no equity dilution to our current shareholders," continued McGeachy.

Update on Restructuring Plan

The restructuring plan, announced on March 18, 2013, was designed to increase profitability for the Company, improve working capital efficiency, improve customer service and reduce overhead. The key elements of the plan included:

  Eliminating low-volume products
  Emphasizing licensed products and high volume private label products
  Reducing the amount of risk associated with the Gifts business
  Reducing corporate employee headcount by approximately 32%
  Closing or downsizing four of eight leased facilities
  Outsourcing and relocating Gifts distribution from Dallas to a third-party provider in California
  Exiting development efforts and accelerating recognition of future expenses associated with non-core brands

The Company has successfully reduced the risk profile associated with its Gifts business, which was the primary source of the fiscal 2013 financial issues, by significantly reducing product return privileges, limiting margin agreements with retailers, locking freight rates, exiting underperforming products, and relocating and outsourcing its Gifts distribution function.

"We think the steps we have taken have effectively reduced the risk associated with our Gifts business and believe the profitability of this segment will be greatly improved in fiscal 2014," said McGeachy.

Furthermore, the company confirmed today that it had successfully executed all of the headcount reductions and facility consolidations as previously announced.

The Company also announced the elimination of the Chief Restructuring Officer ("CRO") role. On March 8, 2013, the Company appointed John Little from Deloitte Financial Advisory Services LLP as a consultant filling the CRO role and performing the following duties under the CRO engagement:

  Evaluating capital structure alternatives and identifying additional sources of financing
  Developing and executing plans to improve liquidity against existing assets
  Executing profitability improvement initiatives
  Communicating with select key stakeholders

"John and the CRO role added value to our organization during a difficult time," said McGeachy. "During the past four months we've successfully maintained service to our retailers, executed our restructuring initiatives, and closed our new credit facilities. We thank John for his contributions," said McGeachy.

Senior Credit Facility with Salus Capital Partners, LLC

On July 24th, the Company entered into a new credit agreement with Salus Capital Partners, LLC, to provide senior financing up to $29 million. The facility is comprised of a revolving credit facility in the amount of $27.5 million, and a term loan facility in the amount of $1.5 million, and expires in July 2015 (the "Credit Facility"). Under the Credit Facility, borrowings bear interest at either the base rate or LIBOR, plus an additional percentage for each of the revolver and the term loan.

The Credit Facility is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries, excluding certain goods and related accounts receivable financed pursuant to the King Trade Facility (see "Credit Facility with King Trade Capital" below), for which Salus will have a second priority lien. The Credit Facility contains covenants which address minimum consolidated EBITDA requirements, account concentration limitations, budgeted expenses and accounts payable to inventory ratios. The Credit Agreement also provides for customary representations, warranties, affirmative covenants, negative covenants and events of default.

The Company used the proceeds of the initial advance under the Credit Facility to repay indebtedness owing to Wells Fargo and to pay fees and expenses incurred in connection with the Credit Agreement. The Company will use the proceeds of future advances under the Credit Agreement for working capital purposes.

Credit Facility with King Trade Capital

On July 24th, the Company entered into a Master Agreement ("Master Agreement") with EPK Financial Corporation, d/b/a King Trade Capital ("King Trade"), that provides for a purchase and sale facility (the "King Trade Facility") with $11.5 million of maximum aggregate amount permitted to be outstanding. The King Trade Facility is expected to provide the Company with financing to purchase certain inventory related to the Company's holiday 2013 seasonal gifts business.

The King Trade Facility is secured by (i) a first priority lien on the goods and related accounts receivable financed by the Company under the King Trade Facility, and (ii) a second priority lien on substantially all other assets of the Company. The amounts payable under the King Trade Facility bear interest at varying rates which depend primarily on the length of time such amounts are outstanding, the amount advanced for each transaction and the aggregate of all amounts advanced.

The Master Agreement contains representations and warranties and covenants that are customary for such financing arrangements.

 Outlook

"Although we experienced choppy waters in fiscal 2013, our organization is stronger and we are excited about starting fiscal 2014 with new credit facilities, additional liquidity, no equity dilution and with our restructuring actions completed," said McGeachy.

About Tandy Brands

Tandy Brands is a leading designer and marketer of branded men's, women's and children's accessories, including belts, gifts, small leather goods and bags.  Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections about the industry in which it operates. Forward-looking statements are not guarantees of future performance. Actual results may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, the Company's ability to successfully capitalize on its restructuring initiatives, the Company's ability to service its debt, its ability to comply with the covenants contained in its new financing arrangements, general economic and business conditions, competition in the accessories and gifts markets, acceptance of the Company's product offerings and designs, issues relating to distribution, the termination or non-renewal of any material licenses, the Company's ability to maintain proper inventory levels, and a significant decrease in business from or loss of any major customers or programs. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

CONTACT: Tandy Brands Accessories, Inc.

         Rod McGeachy
         President and Chief Executive Officer
         214-519-5200

         Investor Relations
         Chuck Talley
         Chief Financial Officer
         214-519-5200